EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SpaceDev, Inc.
Poway, California

We consent to the use, in this Post Effective Amendment No. 5 for the Registration Statement on Form S-1 (No. 333-131778,  originally filed as Form SB-2) of SpaceDev, Inc. of our report dated March 25, 2008 relating to the consolidated financial statements of SpaceDev, Inc. as of and for the years ended December 31, 2007 and 2006. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

San Diego, California	PKF
April 8, 2008	Certified Public Accountants
A Professional Corporation